EXHIBIT 12.1

CERTIFICATION
of the Chief Executive Officer

I, Ido Schechter, certify that:

1.	I have reviewed this annual report on Form 20-F/A of Top Image Systems Ltd. (the “Registrant”);

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: November 17, 2010

/s/ Ido Schechter
Ido Schechter Chief Executive Officer